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                                                                     Exhibit 5.1


                                                              September 19, 2003


General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky  41076

                  Re: $100,000,000 Aggregate Offering Price of Securities of General Cable Corporation

Gentlemen:

         You have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") for the registration of the sale by General Cable Corporation, a Delaware corporation (the "Company"), of securities having an aggregate offering price of up to $100,000,000 (the "Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more series of shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and shares of common stock, par value $0.01 per share (the "Common Stock"). We also have examined the forms of Indenture to be entered into by and between the Company and a trustee relating to the Debt Securities (the "Indentures"). We are familiar with the proceedings heretofore taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

         We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

         In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of such security, (i) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the corporate power to enter into and perform all obligations in accordance with the documents to be executed by such parties and upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the qualification of the applicable Indenture under the Trust Indenture Act; (v) the relevant Indentures are consistent with the respective forms thereof filed as an exhibit to the Registration Statement; (vii) none of the terms of any security to be established subsequent to the date hereof, nor the offering, sale, issuance or delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law and
(viii) there shall not have occurred any change in law affecting the validity or enforceability of such security.


    The Chrysler Building 405 Lexington Avenue New York, New York 10174-0208
                               www.BlankRome.com

  Delaware o Florida o Maryland o New Jersey o New York o Ohio o Pennsylvania
                                o Washington, DC

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General Cable Corporation
September 19, 2003
Page 2


         Based upon and subject to the foregoing, we are of the opinion that:

         1. When (i) the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a binding obligation of the Company, enforceable in accordance with its terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally (including fraudulent conveyance laws) and by general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         2. Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors in accordance with the Company's Amended and Restated Certificate of Incorporation and (ii) the proper filing with the Secretary of State of the State of Delaware a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.


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General Cable Corporation
September 19, 2003
Page 3

         3. When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or as payment of dividends on, or redemption or repurchase of Preferred Stock, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities or Preferred Stock, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and, to the use of our name as our counsel in connection with the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                               Very truly yours,


                                               /s/  BLANK ROME LLP
                                               BLANK ROME LLP